EXHIBIT 99.1
PRESS RELEASE ISSUED BY COVAD COMMUNICATIONS GROUP, INC.
DATED OCTOBER 30, 2007

Media and Investors

Michael Doherty	Santina Scalione
408-952-7431	201-395-5703
mdoherty@covad.com	sscalion@covad.com

Covad Communications Group Reports
Third Quarter 2007 Results
Continued upward revenue trend from Growth Products;
Significant improvement in A-EBITDA
Financial and Business Highlights
•	$121.9 million in net revenues
•	29 percent increase in subscription revenue from Growth products from the third quarter of 2006
•	25 percent increase in subscription revenue from T1 and Bonded T1 services from the third quarter of 2006
•	15 percent increase in wireless subscribers, to 3,582, from the third quarter of 2006
•	$10.3 million in A-EBITDA
•	$4.9 million ($0.02 per share) net loss
•	$4.0 million of cash generated from operating activities
•	$1.4 million usage of cash, cash equivalents and short-term investments, and restricted cash and cash equivalents
San Jose, Calif. (October 30, 2007) – Covad Communications Group, Inc. (AMEX: DVW), a leading national provider of integrated voice and data communications, today announced its third quarter of 2007 financial results, including $121.9 million in net revenues, $10.3 million in A-EBITDA and a net loss of $4.9 million, or a $0.02 loss per share.
“In the third quarter, our share of subscription revenues from higher-margin growth products exceeded fifty percent for the first time and our A-EBITDA increased significantly,” said Charles Hoffman, Covad president and chief executive officer. “These results prove that our strategy of transforming our business away from legacy products is the right one, and we will continue to focus on delivering services that meet our customers’ demand for higher bandwidth and more value.”

Summary of Financial Results
•	Net revenues for the third quarter of 2007 totaled $121.9 million, an increase of $1.3 million from the $120.6 million reported for the second quarter of 2007, and an increase of $3.3 million from the $118.6 million reported for the third quarter of 2006.
•	Direct subscribers for the third quarter of 2007 contributed $45.3 million of net revenues, or 37.2 percent, as compared to $44.0 million, or 36.5 percent, for the second quarter of 2007, and $40.3 million, or 34.0 percent, for the third quarter of 2006. Wholesale subscribers for the third quarter of 2007 contributed $76.6 million of net revenues, or 62.8 percent, as compared to $76.6 million, or 63.5 percent, for the second quarter of 2007, and $78.3 million, or 66.0 percent, for the third quarter of 2006.
•	Subscription revenue from Growth products for the third quarter of 2007 totaled $56.8 million, an increase of $3.0 million, or 5.6 percent, from the second quarter of 2007, and an increase of $12.8 million, or 29.1 percent from the third quarter of 2006. Covad’s growth products are T-1, business ADSL, Line-Powered Voice Access (“LPVA”), Voice over Internet Protocol (“VoIP”) and wireless. The increase from the second quarter of 2007 was attributable to increases in broadband subscription revenue from T-1, business ADSL and LPVA of $2.2 million, and VoIP subscription revenue of $0.8 million. The increase from the third quarter of 2006 was attributable to increases in broadband subscription revenue from T-1, business ADSL and LPVA of $8.7 million, VoIP subscription revenue of $3.6 million and wireless subscription revenue of $0.5 million. Subscription revenue from Growth products for the third quarter of 2007 contributed 51.0 percent of total subscription revenues, an increase of 2.5 percent from the second quarter of 2007 and an increase of 10.3 percent from the third quarter of 2006. Refer to the Selected Financial Data below, including Note 3, for additional information, including a summary of subscription revenue from Growth and Legacy products and a reconciliation of subscription revenue to the most directly comparable GAAP measure.
•	Subscription revenue from Legacy products for the third quarter of 2007 totaled $54.5 million, a decrease of $2.5 million, or 4.4 percent, from the second quarter of 2007, and a decrease of $9.7 million, or 15.1 percent from the third quarter of 2006. Covad’s legacy products, primarily sold through wholesale channels, are consumer ADSL, business SDSL, frame relay and high-capacity transport circuits. The decreases from the second quarter of 2007 and third quarter of 2006 were primarily attributable to decreases in broadband subscription revenue from consumer ADSL and business SDSL and frame relay products. Subscription revenue from Legacy products for the third quarter of 2007 contributed 49.0 percent of total subscription revenues, a decrease of 2.5 percent from the second quarter of 2007 and a decrease of 10.3 percent from the third quarter of 2006. Refer to the Selected Financial Data below, including Note 3, for additional information, including a summary of subscription revenue from Growth and Legacy products and a reconciliation of subscription revenue to the most directly comparable GAAP measure.
•	Revenue from business subscribers for the third quarter of 2007 contributed $96.9 million of net revenues, a 1.3 percent increase from the second quarter of 2007 and a 5.0 percent increase from the third quarter of 2006. Revenue from business subscribers comprised 79.5 percent of net revenues, up from 79.4 percent in the second quarter of 2007 and 77.8 percent in the third quarter of 2006. Revenue from consumer subscribers for the third quarter of 2007 contributed $24.9 million of net revenues, the same as the $24.9 million in the second of 2007 and down from $26.3 million in the third quarter of 2006. Revenue from consumer subscribers for the third quarter of 2007 comprised 20.5 percent of net revenues, down from 20.6 percent in the second quarter of 2007 and 22.2 percent in the third quarter of 2006.
•	Adjusted earnings before interest, taxes, depreciation and amortization (“A-EBITDA”) for the third quarter of 2007 totaled $10.3 million, up from the $4.3 million A-EBITDA reported for the second quarter of 2007, and up from the $4.5 million A-EBITDA reported for the third quarter of 2006. The improvement in A-EBITDA in the third quarter of 2007 was primarily due to increased revenue from new growth products such as Line Powered Voice Access and Bonded T1 as well as savings realized as a result of reductions in Covad’s workforce during the second quarter of 2007 and other cost containment initiatives. Refer to the Selected Financial Data below, including Note 2, for additional information, including a reconciliation of this non-GAAP financial performance measure to the most directly comparable GAAP measure.
•	Net loss for the third quarter of 2007 totaled $4.9 million, or $0.02 loss per share, compared to the $11.6 million net loss, or $0.04 loss per share, reported for the second quarter of 2007 and the $8.7 million net loss, or $0.03 loss per share, reported for the third quarter of 2006.
•	Cash, cash equivalents and short-term investments, and restricted cash and cash equivalents at the end of the third quarter of 2007 totaled $64.2 million, a decrease of $1.4 million when compared to the balance of $65.6 million at the end of the second quarter of 2007. This change in cash, cash equivalents and short-term investments, and restricted cash and cash equivalents for the third quarter of 2007 included $3.6 million of on-going expenditures related to Covad LPVA services, which is being funded with the proceeds from the strategic agreement with EarthLink, and $0.6 million of post-employment benefit payments related to the reduction in workforce.
“The third quarter results reflect our continued focus on increasing sales of our growth products while managing an efficient and disciplined cost structure across all product lines,” said Justin Spencer, Covad’s chief financial officer. “Subscription revenue from our growth products exceeded that from legacy services in the third quarter, a key milestone for the company as we orient the business more to our growth services. We also improved our cash performance in the third quarter, increasing unrestricted cash by $2.3M.”
Business Outlook
Covad’s full year guidance is unchanged. For the fiscal year 2007, Covad expects:
•	Net revenues in the range of $485 – $505 million
•	A-EBITDA in the range of $25 — $35 million
•	Net loss in the range of $27 – $41 million

Conference Call Information
Covad will conduct a conference call to discuss these financial results on October 30, 2007 at 5:00 p.m. Eastern Time (ET)/ 2:00 p.m. Pacific Time (PT). The conference call will be Webcast over the Internet. To listen to the call, visit the Event Calendar section on the Covad web site at http://www.covad.com/about_investors.html. Investors and press may also listen by telephone to the call by dialing (800) 366-7417. Participants are advised to call in 10 minutes prior to the start time. The conference call will be recorded and available for replay listening until 11:59 p.m. EST on Wednesday, November 7, 2007 by dialing (800) 405-2236 and reference pass code 11099132. A companion presentation providing graphical details of this press release is also available on the same investor section of the Covad Website.
About Covad
Covad is a leading nationwide provider of integrated voice and data communications. The company offers DSL, Voice Over IP, T1, Web hosting, managed security, IP and dial-up, broadband wireless, and bundled voice and data services directly through Covad’s network and through Internet Service Providers, value-added resellers, telecommunications carriers and affinity groups to small and medium-sized businesses and home users. Covad broadband services are currently available across the nation in 44 states and 235 Metropolitan Statistical Areas (MSAs) and can be purchased by more than 57 million homes and businesses, which represent over 50 percent of all US homes and businesses. Corporate headquarters is located at 110 Rio Robles San Jose, CA 95134. Telephone: 1-888-GO-COVAD. Web Site: www.covad.com.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:
The foregoing contains “forward-looking statements” which are based on management’s current information and beliefs as well as on a number of assumptions concerning future events. Examples of forward-looking statements include the company’s expected revenue and revenue growth, net loss, A-EBITDA, expected savings from our cost-reduction efforts, continuing optimization of our business, increased sales of our growth products, and our ability to more efficiently operate our business and build a platform for sustainable success. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside Covad’s control that could cause actual results to differ materially from such statements. These risk factors include our ability to rapidly expand and deploy new services and improve and upgrade our existing network and services, the impact of increasing competition, pricing pressures, consolidation in the telecommunications industry, uncertainty in telecommunications regulations and changes in technologies, among other risks. For a more detailed description of the risk factors that could cause such a difference, please see Covad’s 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. Covad disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of Covad.

COVAD COMMUNICATIONS GROUP, INC.
SELECTED FINANCIAL DATA (unaudited)
(in thousands)
Condensed Consolidated Balance Sheet Data

	As of	As of	As of
	Sep 30, 2007	Jun 30, 2007	Dec 31, 2006
Cash, cash equivalents, and short-term investments	$55,648	$53,351	$62,072
Restricted cash and cash equivalents	8,534	12,202	19,578
Accounts receivable, net	35,625	35,750	31,151
All other current assets	9,657	12,086	11,148

Total current assets	109,464	113,389	123,949
Property and equipment, net	72,300	77,509	87,586
Collocation fees and other intangible assets, net	16,604	18,690	22,768
Goodwill	50,002	50,002	50,002
Deferred costs of service activation	25,920	25,923	24,268
Deferred debt issuance costs, net	2,623	3,043	3,823
All other long-term assets	1,765	1,961	912

Total assets	$278,678	$290,517	$313,308

Total current liabilities	$89,839	$98,733	$101,670
Long-term debt	172,461	169,774	167,240
Other long-term liabilities	42,687	43,957	42,044
Total stockholders’ equity (deficit)	(26,309)	(21,947)	2,354

Total liabilities and stockholders’ equity (deficit)	$278,678	$290,517	$313,308

COVAD COMMUNICATIONS GROUP, INC.
SELECTED FINANCIAL DATA (unaudited)
(in thousands, except per share amounts)
Condensed Consolidated Statements of Operations Data

	Three Months Ended			Nine Months Ended
	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Sep 30, 2007	Sep 30, 2006
Revenues, net	$121,878	$120,585	$118,562	$362,613	$354,848

Operating expenses:
Cost of sales (exclusive of depreciation and amortization)	86,950	87,136	83,410	262,081	244,149
Benefit from federal excise tax adjustment	—	—	—	—	(19,455)
Selling, general and administrative	25,064	28,455	31,259	84,853	98,113
Depreciation and amortization of property and equipment	10,137	10,796	8,210	31,943	24,938
Amortization of collocation fees and other intangible assets	2,322	2,345	2,502	7,016	7,538
Provision for post-employment benefits	66	1,357	186	1,423	1,460

Total operating expenses	124,539	130,089	125,567	387,316	356,743

Loss from operations	(2,661)	(9,504)	(7,005)	(24,703)	(1,895)

Other expense, net	(2,243)	(2,099)	(1,695)	(6,320)	(3,612)

Net loss	$(4,904)	$(11,603)	$(8,700)	$(31,023)	$(5,507)

Loss per common share:
Basic	$(0.02)	$(0.04)	$(0.03)	$(0.10)	$(0.02)

Diluted	$(0.02)	$(0.04)	$(0.03)	$(0.10)	$(0.02)

Weighted-average number of common shares outstanding
Basic	298,013	296,955	295,604	297,302	288,435

Diluted	298,013	296,955	295,604	297,302	288,435

Gross Margin (Note 1)	$34,928	$33,449	$35,152	$100,532	$110,699
%	28.7%	27.7%	29.6%	27.7%	31.2%
A-EBITDA Calculation (Note 2)

	Three Months Ended			Nine Months Ended
	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Sep 30, 2007	Sep 30, 2006
Net loss	$(4,904)	$(11,603)	$(8,700)	$(31,023)	$(5,507)
Plus: Other expense, net	2,243	2,099	1,695	6,320	3,612
Depreciation and amortization of property and equipment	10,137	10,796	8,210	31,943	24,938
Amortization of collocation fees and other intangible assets	2,322	2,345	2,502	7,016	7,538
Employee stock-based compensation	519	667	785	1,611	2,286

A-EBITDA	$10,317	$4,304	$4,492	$15,867	$32,867

COVAD COMMUNICATIONS GROUP, INC.
SELECTED FINANCIAL DATA (unaudited)
(in thousands)

Consolidated Revenue Data	Three Months Ended			Nine Months Ended
(Note 3 through 7)	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006	Sep 30, 2007	Sep 30, 2006
Broadband subscription revenue	$92,916	$92,903	$93,245	$278,622	$280,558
VoIP subscription revenue	10,615	9,835	6,951	29,431	19,269
Wireless subscription revenue	3,679	3,606	3,175	10,734	7,495
High-capacity circuit subscription revenue	4,131	4,471	4,778	13,079	13,850

Total subscription revenue	111,341	110,815	108,149	$331,866	$321,172
Other revenue, net	10,537	9,770	10,413	30,747	33,676

Revenues, net	$121,878	$120,585	$118,562	$362,613	$354,848

Subscription revenue from Legacy products
Broadband — Consumer ADSL	$16,457	$17,596	$21,148	$52,771	$68,061
Broadband — Business SDSL & Frame Relay	33,939	34,967	38,255	105,244	117,465
High-capacity circuits	4,131	4,471	4,778	13,079	13,850

Total subscription revenue from Legacy products	54,527	57,034	64,181	171,094	199,376

Subscription revenue from Growth products
Broadband — T1, Business ADSL, LPVA	42,520	40,340	33,842	120,607	95,032
VoIP	10,615	9,835	6,951	29,431	19,269
Wireless	3,679	3,606	3,175	10,734	7,495

Total subscription revenue from Growth products	56,814	53,781	43,968	160,772	121,796

Total subscription revenue	111,341	110,815	108,149	331,866	321,172
Other revenue, net	10,537	9,770	10,413	30,747	33,676

Revenue, net	$121,878	$120,585	$118,562	$362,613	$354,848

Direct subscription revenue	$43,736	$42,623	$39,618	$128,408	$114,068
Wholesale subscription revenue	67,605	68,192	68,531	203,458	207,104

Total subscription revenue	$111,341	$110,815	$108,149	$331,866	$321,172

COVAD COMMUNICATIONS GROUP, INC.
SELECTED FINANCIAL AND OPERATING DATA (unaudited)

		As of
	Sep 30, 2007	Jun 30, 2007	Sep 30, 2006
Key Operating Data

End of Period Lines (EOP)
Company
Business	230,182	232,118	239,337
Consumer	274,898	282,489	292,311

Total Company	505,080	514,607	531,648

Wholesale
Business	166,078	167,676	174,416
Consumer	266,671	273,525	280,637

Total Wholesale	432,749	441,201	455,053

Direct
Business	64,104	64,442	64,921
Consumer	8,227	8,964	11,674

Total Direct	72,331	73,406	76,595

Direct VoIP
Customers	2,340	2,208	1,481
Stations	56,966	56,095	46,868
Sites	4,035	3,779	2,492

Direct Wireless
Subscribers	3,582	3,600	3,129

Average Revenue per User (ARPU)
Company
Business	$105	$104	$100
Consumer	$24	$24	$24

Total Company	$61	$60	$58
Wholesale
Business	$88	$88	$83
Consumer	$24	$24	$24

Total Wholesale	$48	$48	$46

Direct
Business	$150	$147	$146
Consumer	$30	$32	$35

Total Direct	$135	$132	$128
Direct VoIP
Customers	$1,665	$1,696	$1,686
Stations	$62	$61	$52
Sites	$926	$944	$960

COVAD COMMUNICATIONS GROUP, INC.
SELECTED FINANCIAL DATA (unaudited)
(in thousands)
Business Outlook
A-EBITDA Calculation (Note 2)

	Full Year-2007
	Projected Range of Results
Total Revenue, net	$485.0	$505.0

Net loss	$(40.5)	$(26.5)
Plus: Other expense, net	9.5	8.5
Depreciation and amortization of property and equipment	43.0	41.0
Amortization of collocation fees and other intangible assets	10.0	9.5
Employee stock-based compensation	3.0	2.5

A-EBITDA (Note 2)	$25.0	$35.0

Notes to Unaudited Selected Financial Data
1.	Gross margin is calculated by subtracting cost of sales (exclusive of depreciation and amortization) from revenues, net.

2.	Management believes that Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“A-EBITDA”), defined as net loss excluding (i) depreciation and amortization of property and equipment, (ii) amortization of intangible assets, (iii) other income (expense), net, and (iv) employee stock-based compensation expense, is a useful measure because it provides additional information about the company’s ability to meet future capital expenditures and working capital requirements and fund continued growth. Management excludes employee stock-based compensation expense from this measure to make the results comparable to prior years due to fluctuations in the stock price. Management also uses this measure to evaluate the performance of its business segments and as a factor in its employee bonus program. A-EBITDA may be defined differently by other companies and should not be used as an alternative to our operating and other financial information as determined under accounting principles generally accepted in the United States. A-EBITDA is not a prescribed term under accounting principles generally accepted in the United States, does not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. A-EBITDA generally excludes the effect of capital costs. Management reconciles A-EBITDA to net income or loss because it believes that net income or loss is the closest measure determined under accounting principles generally accepted in the United States that approximates A-EBITDA.

3.	Broadband, VoIP, Wireless and High-Capacity subscription revenues are defined as billings for recurring services provided during the period. These subscription revenues exclude charges for Federal Universal Service Fund (“FUSF”) assessments, dial-up services and other adjustments. In addition, these subscription revenues include bills issued to customers that are classified as financially distressed and whose revenue is only recognized if cash is received (refer to Note 4 below for a more detailed discussion on accounting for financially distressed partners). Management believes that Broadband, VoIP, Wireless and High-Capacity subscription revenues are useful measures for investors as they represent key indicators of the growth of the company’s core business. Management uses these subscription revenue measures to evaluate the performance of its business segments.

4.	When the company determines that (i) the collectibility of a bill issued to a customer is not reasonably assured or (ii) its ability to retain some or all of the payments received from a customer that has filed for bankruptcy protection is not reasonably assured, the customer is classified as “financially distressed” for revenue recognition purposes. A bill issued to a financially distressed customer is recognized as revenue when services are rendered and cash for those services is received, assuming all other criteria for revenue recognition have been met, and only after the collection of all previous outstanding accounts receivable balances. Consequently, there may be significant timing differences between the time a bill is issued, the time the services are provided and the time that cash is received and revenue is recognized.

5.	Customer rebates and incentives not subject to deferral consist of amounts paid or accrued under marketing, promotion and rebate incentive programs with certain customers. Rebates and incentives paid or accrued under these programs are not accompanied by any up-front charges billed to customers. Therefore, these charges are accounted for as reductions of revenue as incurred.

6.	Other revenues consist primarily of revenue recognized from amortization of prior period SAB 104 deferrals (refer to Note 7 below for a discussion of SAB 104), FUSF billed to our customers and other revenues not subject to SAB 104 deferral because they do not relate to an on-going customer relationship or performance of future services.

7.	In accordance with SAB 104, the company recognizes up-front fees associated with service activation, net of any amounts concurrently paid or accrued under certain marketing, promotion and rebate incentive programs, over the expected term of the customer relationship, which is presently estimated to be 24 to 48 months, using the straight-line method. The company also treats the incremental direct costs of service activation (which consist principally of customer premises equipment, service activation fees paid to other telecommunications companies and sales commissions) as deferred charges in amounts that are no greater than the up-front fees that are deferred, and such deferred incremental direct costs are amortized to expense using the straight-line method over 24 to 48 months.